SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – August 31, 2022

BIGEON CORP.

(Exact name of registrant as specified in its charter)

333-228803

Commission File Number

NV	38-4086827
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

ADDRESS

(No.32,Huili Township, Jiaocheng County, Lvliang City, Shanxi Province, 030500, CN)

TELEPHONE NUMBER

(+86 139-10972765)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class: common stock, $.001 p.v.

Trading Symbol(s): BIGN     Name of each exchange on which registered:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

                                         Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2022, Olegas Tunevicius (the “Seller”), sold all of his 3,500,000 common shares (the “Shares”) of Bigeon (the “Company”) to Shanxi Qiansui Tancheng Culture Media Co., Ltd., a privately-owned Chinese company (the “Purchaser” or “Tancheng”), thus constituting a change of control of the Company, for $424,849.25, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”). The Shares represent approximately 79.9% of the Company’s 4,381,550 issued and outstanding common shares.

As part of the change of control, the Seller resigned as the Company’s sole officer and director, Yu Yang (the “Designee”), became the Company’s sole officer and director. There is no family relationship or other relationship between the Seller and the Purchaser.

As of the date of this Form 8-K, the authorized capital stock of the Company consists of 75,000,000 shares of common stock, par value $.001 per share, of which 4,381,550 shares are issued and outstanding. Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders.

NEW DIRECTOR AND EXECUTIVE OFFICER

Set forth below is information about the Designee, who became the Company’s sole officer and director on August 31, 2022:

Name	Age	Position(s) with the Company

Yu Yang	39	Director, CEO, CFO, Secretary

Yu Yang has been the chairman and CEO of Qiansui International Group Co., Ltd. , a SEC-reporting shell issuer (PINK:QIAN) since October 2020. He has been the chairman and CEO of the privately-owned Purchaser since 2017.

Mr. Yang brings 10 years of management experience to the company. He holds an MBA degree from the European Hong Kong Business Institute in Netherlands. With his expertise in the managerial skills, Tancheng has thrived through the years and expanded financially. Yu Yang is also the sole director of Tancheng.

Directors are elected by the shareholders, or in the case of a vacancy, are elected by the Directors then in office, to hold office until the next general meeting of shareholders of the Company and until their successors are elected and qualify or until their earlier resignation or removal. There has not been a meeting of the Company’s shareholders in the past two fiscal years.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the Company’s knowledge, during the past ten (10) years, neither the Purchaser nor the Designee has been:

●

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; or

●

convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated,

of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock and (ii) by the sole director and executive officer of the Company, as of the completion of the change of control and management. The person or the company named in the table has sole voting and investment power with respect to the shares beneficially owned.

Name of Beneficial Owner	Beneficial Ownership of Common shares	Percentage ownership of Common Shares
Yu Yang (1)	3,500,000 (1)	79.9%

Directors and Officers (1 person)	3,500,000 (1)	79.9%

(1)Yu Yang is the 80% owner of the Purchaser and has 100% voting power. The record owner of the other 20% of the Purchaser is Caixia Zhang , Mr. Yang’s mother. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. ownership of any other person.

ITEM 5.01 CHANGE OF CONTROL.

The information set forth in Item 1.01 hereinabove is incorporated by reference. As a result of completing the transaction contemplated by the Stock Purchase Agreement described in Item 1.01 of this Form 8-K, there was a change of control of the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on September 7, 2022.

BIGEON CORP. _____________________________
/s/ Yu Yang, CEO